SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2002

APPLIED MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	0-26778 (Commission File Number)	91-1074996 (I.R.S. Employer) Identification No.)

5020 148th Avenue NE
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 882-2000

Item 5. Other Events.
Item 7. Financial Statements And Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events.

     On September 12, 2002, Applied Microsystems Corporation (the “Company”), was notified that Nasdaq approved the Company’s application to transfer its common stock to the Nasdaq SmallCap Market. Effective with the open of business on Monday, September 16, 2002, trading in the Company’s common stock was moved from the Nasdaq National Market to the Nasdaq SmallCap Market. The Company’s common stock continues trading under the current symbol “APMC.”

     On September 13, 2002, the Company issued the Press Release attached as Exhibit 99.1 announcing the transfer of its common stock to the Nasdaq SmallCap Market effective at the opening of trading on September 16, 2002.

Item 7. Financial Statements And Exhibits.

(c)	Exhibits.

99.1 — Press Release dated September 13, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

September 16, 2002	By:	/s/ Robert C. Bateman

Robert C. Bateman Chief Financial Officer

EXHIBIT 99.1